QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.5

CONSENT OF NOMINEE TO THE BOARD OF DIRECTORS
OF SHAMIR OPTICAL INDUSTRY LTD.

        Pursuant to Rule 438 of the U.S. Securities Act of 1933, I, Amos Netzer, hereby consent to the use in the prospectus constituting a part of this Registration Statement on Form F-1 of my name as a nominee for membership on the board of directors of Shamir Optical Industry Ltd. and of my biographical information under the caption "Management."

/s/ AMOS NETZER
Name:	Amos Netzer
Date:	1 February 2005

QuickLinks

CONSENT OF NOMINEE TO THE BOARD OF DIRECTORS OF SHAMIR OPTICAL INDUSTRY LTD.